THE LAW OFFICES OF

THOMAS C. COOK, LTD.

ATTORNEY AND COUNSELOR AT LAW

500 N. RAINBOW BLVD., SUITE 300

LAS VEGAS, NEVADA 89107

(702) 221-1925

FAX (702) 221-1926

March 18, 2009

Ratree Yabamrung, President

SOEFL, Inc.

112 N. Curry Street

Carson City, Nevada 89703

Re:

SOEFL, Inc.

Opinion of Counsel for Registration Statement on Form S-1

Dear Ms. Yabamrung:

We have acted as special counsel for SOEFL, Inc. (the “Company”) for the limited purpose of rendering this opinion in connection with the registration on Form S-1 of 635,000 shares (the “Shares”) of the Company’s common stock at the price of $0.05 per share.

In our capacity as special counsel to the Company, we have examined originals, or copies certified or otherwise identified to my satisfaction, of the following documents: (1) Articles of Incorporation of the Company, as amended; (2) Bylaws of the Company, as amended; (3) the records of corporate proceedings relating to the issuance of the Shares; (4) the Registration Statement on Form S-1; and (5) such other instruments and documents, if any, as we believe to be necessary for the purpose of rendering the following opinion.

We confirm and are of the opinion that:

1. The Company was duly incorporated pursuant to the laws of the State of Nevada and is a subsisting company in good standing.  The common stock previously issued by the Company is in legal form and in compliance with the laws of the State of Nevada, and when such stock was issued it was fully paid and non-assessable.  The common stock to be registered under this Form S-1 Registration Statement is likewise legal under the laws of the State of Nevada.

2.  To our knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the Registration Statement.  We know of no disputes involving the Company and the Company has no claim, actions or inquiries from any federal, state or other governmental agency, other than as set forth in the Registration Statement.  We know of no claims against the Company o any reputed claims against it at this time, other than as set forth in the Registration Statement.

3.  The Company’s outstanding shares are all common shares.  There is no liquidation preference right held by the present Shareholders upon voluntary or involuntary liquidation of the Company.

Based upon the foregoing, we are of the opinion that the shares being registered by the Company on behalf of its Shareholders pursuant to this Registration Statement have been duly authorized, validly issued, fully paid for and non-assessable as contemplated by the Registration Statement.

Thomas C. Cook, Esq., the undersigned counsel, is an attorney duly licensed and in good standing with the State Bar of Nevada.  We do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Nevada, all applicable provisions of Nevada State Constitution and all reported judicial decisions interpreting those laws as well as U.S. federal securities law.  No opinion is expressed herein with respect to the qualification of the Shares under the securities o blue sky laws of any state or any foreign jurisdiction.  This opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

This firm has made no independent attempt to verify the facts set forth in this opinion.  Any subsequent information regarding the facts may affect the opinions and conclusions stated herein.  The opinions expressed herein are limited to and conditioned upon the facts as stated and as deemed to be in existence based upon the information provided to this firm by the Company.  These facts are deemed to be accurate as of the date of this letter and this letter and the opinions do not take into consideration any events that may occur subsequent hereto.  Therefore, this firm reserves the right to modify or rescind its opinion if new facts are brought to its attention but has no obligation to expressly inform any holder of this opinion, except the Company.

Sincerely,

/s/ Thomas C. Cook

Thomas C. Cook, Esq.

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